Exhibit 99.1

SenesTech Reports Record Preliminary Third Quarter Revenue Exceeding $1 Million, the Highest in Company History,
with 40% Sequential Growth
Preliminary Revenue of $1.1 Million is the Highest Quarterly Revenue in the Company’s History
SURPRISE, Ariz., Oct. 15, 2026 — SenesTech, Inc. (NASDAQ: SNES), the leader in rodent birth control and sustainable rodent population management, today announced preliminary revenue results for the third quarter of 2026. The Company plans to release its definitive third quarter financial results the week of November 9, 2026.
Preliminary third quarter 2026 revenue was approximately $1.1 million, representing approximately 40% growth compared with the second quarter of 2026 and approximately 55% growth compared with the third quarter of 2025. It was also the Company’s first quarter at or above the $1 million revenue threshold, a key milestone.
The Company expects its definitive third quarter financial results to reflect continued momentum in e-commerce, including higher subscription revenue, which is expanding the recurring component of SenesTech’s revenue base, as well as increasing traction in B2B.
“Our preliminary third quarter revenue marks an important milestone for SenesTech, reaching the $1 million threshold for the first time and setting a second consecutive quarterly record,” said Michael Edell, Chief Executive Officer of SenesTech. “This is another quarter demonstrating progress on the plans and strategies we have previously announced, and our full third quarter financial results are expected to reflect that progress across the commercial model we have been building. E-commerce continues to scale as a controllable, data-driven acquisition engine, our vertical-focused B2B organization is gaining traction, and higher subscription revenue is expanding our recurring revenue base and improving the quality and visibility of revenue.”
“We still have work to do, but we believe this is a clear indication that we are on the right path. We continue to lay the foundation for a much larger company in the future by working to expand e-commerce and B2B significantly in a cost-effective manner. With many of the investments and transition costs incurred earlier in the year increasingly behind us, coupled with strong revenue growth and improved unit economics, we expect continued, improved metrics going forward,” Edell concluded.
The preliminary third quarter 2026 revenue presented in this release is unaudited, preliminary and subject to adjustment, and remains subject to completion of the Company’s quarter-end closing procedures.

About SenesTech
SenesTech is the leader in rodent birth control and sustainable rodent population management, with a mission to support a healthier environment through the responsible management of animal pest populations. The Company's Evolve® and ContraPest® fertility control solutions, along with its assessment and monitoring services, target reproduction to help reduce rodent populations. SenesTech serves consumer and professional markets with proven approaches that can be used independently or as part of an integrated pest management (IPM) program.
For more information, visit https://senestech.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company’s expected third quarter 2026 revenue, anticipated momentum in e-commerce and increasing traction in B2B, expected progress across the Company’s commercial model, and anticipated continued, improved metrics going forward. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include the risk that the Company may not realize the benefits expected from its e-commerce, B2B and subscription strategies, or be successful in commercialization of its products, realize sufficient market acceptance of its products, or capitalize on market opportunities and accelerate growth; the risks of establishing an entirely new product category, including the time, expense and uncertainty of building market awareness and customer acceptance; the risk that the Company may not be able to build and scale a professional B2B sales organization and to execute a vertical-market strategy; risks related to the Company’s financial performance, including its ability to fund operations and potentially using cash at times and in ways other than as planned; and risks related to regulatory approval and regulation of the Company’s products. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2025, and subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by law, SenesTech undertakes no obligation to update or revise any forward-looking statement.
Contacts:
Investor: Robert Blum, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com
Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143
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